Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby jointly make, constitute and appoint Tristan Yopp as each of the undersigned’s true and lawful attorney-in-fact (the “Attorney-in-Fact”), with full power to act for each of the undersigned and in each of the undersigned’s name, place and stead, in any and all capacities, to:

1.	Prepare, execute and submit to the Securities and Exchange Commission (the “SEC”), AleAnna, Inc. (the “Company”), and/or the Nasdaq Capital Market any and all reports (including any amendments thereto) each of the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), that arise from each of the undersigned’s or each of the undersigned’s respective affiliates’ sale(s) or dispositions(s) of securities of the Company, including Schedules 13G and 13D, Forms 3, 4 and 5 and Forms 144; and

2.	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

Each of the undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b.	Any documents prepared or executed by the Attorney-in-Fact on behalf of each of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

c.	Neither the Company nor the Attorney-in-Fact assumes any liability for each of the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of each of the undersigned for any failure to comply with such requirements, or any liability of each of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d.	This Power of Attorney does not relieve each of the undersigned from responsibility for compliance with each of the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Schedules 13G or 13D, Forms 4 or 5 and Forms 144 with respect to each of the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the Attorney-in-Fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of December 6, 2024.

By:	/s/ C. John Wilder, Jr.
Name:	C. John Wilder, Jr.

NAUTILUS RESOURCES LLC

By:	/s/ C. John Wilder, Jr.
Name:	C. John Wilder, Jr.
Title:	Executive Chairman

Signature Page to Power of Attorney